TRANSITION AGREEMENT

    This Transition Agreement ("Agreement") is made and entered into on this 3rd day of August, 2000 ("Agreement Date") by and between David B. Mueller, an individual residing in St. Louis County, Missouri ("Mueller"), and Spartech Corporation, a Delaware corporation, with its principal place of business in St. Louis County, Missouri (the "Company").

    WHEREAS, Mueller has been employed as Executive Vice President and Chief Operating Officer of the Company; and

    WHEREAS, Mueller is a stockholder and is the corporate Secretary and a director of the Company; and

    WHEREAS, Mueller and the Company wish to terminate Mueller's relationship as an employee and officer of the Company and enter into the Consulting Agreement attached hereto as Exhibit A; and

    WHEREAS, the parties wish to enter into this Agreement to memorialize their agreements as to the nature, terms, scope and timing of the termination of the various relationships between Mueller and the Company, all upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, for and in consideration of the representations, warranties and mutual covenants made herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Transition of Employment.

    a.  Effective Date of Transition

         Mueller's employment with the Company as Executive Vice President and Chief Operating Officer of the Company, and his position as Secretary of the Company, shall terminate effective at 11:59 p.m on October 28, 2000 ("Transition Date"), thereby terminating as of that date all further duties of Mueller to the Company, of whatever kind and nature, except as otherwise specifically provided in this Agreement or the attached Consulting Agreement (collectively referred to as the "Transition Documents"). By these presents Mueller does hereby resign as Executive Vice President, Secretary and Chief Operating Officer of the Company and its subsidiaries effective on the Transition Date, and the Company accepts said resignation.

    b.  Expense Account

         Until the Transition Date, Mueller agrees to incur only pre-approved Company expenses. In addition, Mueller shall submit his final expense report to the Company on or before the Transition Date.

    c.  Interim Base Salary and Bonus

         Mueller shall continue to receive his base salary each week until the Transition Date. Thereafter, all entitlement to base salary shall cease. In lieu of the Bonus, if any, Mueller would have received for fiscal year 2000 (i.e., November 1999 through October 2000) under his Employment Agreement dated November 1, 1999, the Company will pay Mueller a bonus of $428,000 not later than January 3, 2001. Except as expressly provided in the Transition Documents, Mueller shall be entitled to no further base salary, bonus or any other compensation or benefits under any Employment Agreement or arrangement with the Company.

    d.  Vacation

         Mueller shall take all accrued vacation time prior to the Transition Date. Mueller shall not be entitled to payment for any accrued vacation not taken by the Transition Date.

    e.  Participation in Other Benefit Plans

         Except as expressly provided in the Transition Documents, Mueller's eligibility to participate in the Company's fringe benefit, retirement and other Company benefit programs will terminate on the Transition Date. Neither Mueller nor the Company shall make further contributions to the Company's 401K plan after the Transition Date.

    f.  Duties and Authority During Interim Period

         During the "interim period" from the Agreement Date to November 1, 2000, Mueller shall undertake only such financial and operational tasks for the Company as may be requested by the Chief Executive Officer. Mueller's authority to act on behalf of and to bind the Company shall be limited to any express authority granted to him by the Chief Executive Officer during the interim period. All prior grants of authority to act on behalf of and to bind the Company, whether express or implied, are hereby withdrawn.

    g.  Interim Covenants

        i.  Covenant Not to Compete or Solicit

             (1) Mueller covenants to and with the Company, that neither he, nor any corporation (other than the Company), partnership or business firm or entity either in which he may now or hereafter have a 5% or greater equity interest or with which he may be employed or otherwise affiliated, whether as an officer, director, employee, sales representative, consultant or otherwise, nor any person subject to the control or direction of Mueller or acting on his behalf, will, during the entire "Period of this Covenant," as hereafter defined, within the "Trade Area" hereafter specified, directly or indirectly:

                  (a) conduct, engage in, be connected with, have any interest in, or aid or assist, any person, firm or business entity, whether a corporation, partnership, proprietorship or otherwise, which engages in any segment of the plastics processing industry, including but not limited to sheet and rollstock extrusion, color and compounding, cast acrylics, injection molding, profile extrusion, blow molding and rotational molding, but excluding blown film, pipe extrusion and thermoforming; or

                  (b) in any way, directly or indirectly, either for himself or for any other person, firm, or corporation, take any action or perform any services which are designed to or in fact do call upon, compete for, solicit, divert, or take away, or attempt to divert or take away, any of the customers, clients or employees of the Company with respect to business within the scope of the above non-competition covenant. This prohibition includes customers and clients existing at the present time, past customers solicited, sold to, or served by the Company during the three years prior to the date of this Agreement, and any new customers sold to or served by the Company during the interim period.

             (2) The Period of this Covenant shall be coextensive with the interim period as set out above.

             (3) The Trade Area shall be North America.

         ii. Covenant Not To Disclose Confidential Information

             (1) Mueller agrees to protect and not disclose any Confidential
                  Information of the Company about the operations, customers, creative techniques, and trade secrets used by the Company to any person, firm or corporation. This confidentiality agreement shall be in force for as long as any of the information shall remain Confidential Information of the Company.

             (2) Mueller agrees that during the interim period he will not in any manner either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner, whatsoever, any Confidential Information of the Company concerning any matters affecting or relating to the business of the Company, including, without limiting the generality of the foregoing, any of the customers, the prices it obtains, or has obtained, from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Company, its manner of operation, its plans, processes, or other data.

             (3) For purposes of this Agreement, the term Confidential
                  Information shall not include information that (a) is or lawfully becomes generally known or available to the public other than as a result of a disclosure under this Agreement,
                  (b) is otherwise available to Mueller on a nonconfidential basis; (c) becomes available to Mueller on a nonconfidential basis from a source other than the Company, provided that such source is not bound, to Mueller's reasonable knowledge, by a confidentiality agreement with, or other legally enforceable obligation of secrecy to or for the benefit of, the Company; or (d) Mueller is compelled to disclose by legal process or discloses as part of a claim or defense in any litigation between the parties hereto.

    h.  Vacation of Office and Return of Company Property

         Within two days after the Agreement Date Mueller shall vacate his office located at Company's corporate office, 120 S. Central Avenue, Clayton, Missouri, and, except as expressly provided herein, return to the Company all property in his possession or control which is owned, leased or rented by the Company, including but not limited to all keys to Company property, all Company credit cards, all Company documents (including Company documents stored in electronic format), and all Company computer equipment.

         Exceptions:

             (1) Mueller may retain the use of his company car until the original term of the lease expires on June 25, 2001. After the original term of the lease expires, the Company shall, at its sole discretion, either extend the term of lease until October 31, 2002, or pay Mueller an automobile allowance equal to the monthly lease cost under the original lease term ($776.91 per month) until October 31, 2002. Mueller shall surrender the car to the lessor in good condition on or before the expiration of the lease.

             (2) Mueller may retain a copy of the Company's 1997 business plan for his own personal use as a model for developing business plans for any endeavor not prohibited by the Consulting Agreement. However, Mueller shall not disclose the substance of the business plan without the prior written consent of the Company.

    i.  Representation No Copies Were Retained

         Except as authorized in paragraph 1.h..(2), Mueller represents that he has not retained copies of any Company documents or keys.

2.  Insurance

    Mueller's participation in the Company's group plans after the Transition Date shall be governed exclusively by the Consulting Agreement attached hereto as Exhibit A.

3.  Stock Options

    a.  Stock Option Agreements

         Mueller's current Stock Option Agreements which provide for Mueller's right to purchase: (1) 60,000 shares at $10.875 per share; (2) 150,000 shares at $15.875 per share (3) 27,500 shares at $18.00 per share and
         (4) 65,000 shares at $28.625 per share, as amended as of the Agreement Date (hereinafter "Current Options"), shall remain in full force and effect according to their terms; except that the Current options will be fully vested no later than November 1, 2003. No subsequent amendments to the Company's stock option agreements or stock option plans shall alter Mueller's rights under the foregoing Stock Option Agreements.

    b.  Warranty re Continued Ownership of Stock Options

         Mueller represents and warrants that he has not transferred ownership of any stock options issued to him by the Company other than the stock options for 165,000 shares which are described in and covered by the Prospectus prepared in December 1999.

4.  Stock Sale Restrictions

    From the Agreement Date until three months after Mueller ceases to be a Director of the Company, Mueller agrees that he will not sell any of the Company's stock which he may acquire through the exercise of the Current Options.

5.  Stock Sale Representations

    Mueller represents that he has not sold any of the Company's stock within the 20 days immediately preceding the Agreement Date.

6.  Mutual Releases

    a. For and in consideration of the representations, covenants, promises, agreements and acknowledgments contained herein and in the Consulting Agreement, the sufficiency of which is hereby acknowledged, Mueller, for himself and his heirs, successors and/or assigns, hereby irrevocably and unconditionally releases and forever discharges the Company and each of the Company's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, and all persons acting by, through, under or in concert with any of them ("Mueller's Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected (collectively, "Claims"), which Mueller now has, owns or holds, or claims to have, own or held, or which Mueller at any time heretofore had, owned or held, or claimed to have, own or held against each or any of Mueller's Releasees; excepting only Claims arising out of the Company's breach of the Transition Agreement and/or the Consulting Agreement or the documents referenced therein. This release includes, but it not limited to, the following claims:

         i. arising from Mueller's employment, including but not limited to the Employment Agreement, pay, bonuses, insurance, employee benefit plans, and other terms and conditions of employment or employment practices of the Company;

         ii. relating to the termination of Mueller's employment with the Company or the surrounding circumstances thereof;

         iii.relating to payment of any attorney fees for legal services to Mueller;

         iv. based on any claim of employment discrimination or retaliation on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers' Benefit Protection Act, Executive Order 11246, the Equal Pay Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, or the Missouri Human Rights Act, all as amended. Mueller hereby agrees that if any such claim referenced herein is filed, pursued or otherwise prosecuted by or through him, Mueller waives his right to relief from such claim, including the right to attorney's fees, costs and any and all other relief, whether legal or equitable, sought in such claim;

         v. based on any implied written or oral contract, tort, whistle blower, personal injury, or wrongful discharge theory; and

         vi. based on any federal, state or local constitution, regulation, law (statutory or common), or legal theory.

    b. For and in consideration of the representations, covenants, promises, agreements and acknowledgments contained herein and in the Consulting Agreement, the sufficiency of which is hereby acknowledged, the Company, for itself and its successors and/or assigns, hereby irrevocably and unconditionally releases and forever discharges Mueller and each of Mueller's heirs, successors, assigns, agents, representatives, attorneys, and all persons acting by, through, under or in concert with any of them ("Company's Releasees"), from any and all Claims which the Company now has, owns or holds, or claims to have, own or held, or which the Company at any time heretofore had, owned or held, or claimed to have, own or held against each or any of the Company's Releasees; excepting only Claims arising out of Mueller's breach of the Transition Agreement and/or Consulting Agreement or the documents referenced therein..

    c. Each party hereby acknowledges and agrees that the foregoing releases are general releases and further expressly waives and assumes the risk of any and all Claims for damages which exist as of this date but which such party does not know or suspect to exist, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect its decision to give its release.

7.  Mueller's Rights Under The Transition Documents Are In Lieu of All Others

    The Transition Documents set forth the complete and exclusive rights of Mueller to any benefits from the Company ;and are in lieu of all other compensation . benefits, options or other consideration of any form whatsoever to which Mueller is entitled to or would have become entitled to from the Company. To the extent any other agreement or plan conflicts with the Transition Documents, the Transition Documents shall be controlling.

8.  Public Statements

    The Company has provided Mueller a draft of the statement to be released to the public concerning Mueller's transition to consulting status and the other aspects of the transition to Consulting Agreement. It is understood and acknowledged that the Company shall issue any press releases in that regard and that Mueller shall not make statements to the press and/or stock analysts concerning these matters without the prior consent of the Company.

9.  Full Cooperation in Legal Matters

    In the event that the Company becomes involved in any legal proceedings relating to events which occurred during Mueller's employment with the Company, and about which Mueller has personal knowledge, Mueller agrees to cooperate reasonably in the preparation, prosecution, and/or defense of the Company's cases. To the extent that Mueller has out-of-pocket expenses in connection with such cooperation, the Company agrees to reimburse same, provided Mueller follows the Company's policies and procedures for reimbursement which are in effect at the time such expenses are incurred. If such cooperation is necessary after the expiration of the Consulting Agreement, the Company will also pay Mueller a per diem fee of $500 for each day or part of a day in which his cooperation is required. The per diem fee shall not apply to incidental or occasional telephone calls.

10. Advice of Counsel

    Mueller expressly acknowledges that he has had a full opportunity to read and consider the Transition Documents, and to seek advice from any source (legal, financial or otherwise) he might desire regarding the Transition Documents prior to executing them. Mueller expressly acknowledges that he has obtained legal counsel and advice concerning the Transition Documents and that he voluntarily entered into the Transition Documents and fully understands and agrees to all of their terms.

11. Attorney Fees

    Each party hereto shall bear all attorney's fees and costs arising from the actions of its own counsel in connection with the review and execution of the Transition Documents and the matters and documents referred to herein. However, in the event of any dispute over, or if any party shall violate, the Transition Documents or the other documents referred to herein, in addition to any other damages or other relief to which the prevailing party shall be entitled, the prevailing party shall recover its/his fair and reasonable attorney fees incurred in the enforcement of the Transition Documents or the other documents referred to herein.

12. Right of Rescission

    Mueller acknowledges that he has been expressly informed by the Company that he has twenty-one (21) days from the date of presentation of this Transition Agreement to him for review to decide whether to execute it, and that he has been specifically advised that he should seek consultation with an attorney before signing the Transition Documents. Mueller understands that he may revoke the Transition Documents, thereby nullifying the Transition Documents and all of their terms, by notifying the Chief Executive Officer of the Company of revocation in writing and hand-delivered at any time within seven (7) days after executing the Transition Documents. Mueller further understands that the Transition Documents and all of their terms are not effective or enforceable until the seven (7) day revocation period has elapsed, and then the Transition Documents shall be retroactive to the Agreement Date. In the event Mueller exercises his right to withdraw or rescind his waiver of rights to assert or allege discrimination in violation of the ADEA, or to assert or allege any other claim or cause of action, the Company's duties under the Transition Documents shall be null and void.

13. Miscellaneous Provisions.

    a.  Choice of Law

    The Transition Documents shall be construed and interpreted in accordance with the laws of the State of Missouri.

    b.  Entire Agreement

    The Transition Documents and documents referred to therein constitute the entire agreement between the parties with respect to Mueller's past, present and future relationship with the Company, superseding all prior written and oral agreements, including but not limited to the November 1, 1999 Employment Agreement and all other employment arrangements. All rights and obligations of the parties are contained in or are expressly reserved in the Transition Documents and/or documents referenced therein and all of the parties' prior rights and obligations to each other which are not expressly reserved herein, are extinguished, canceled, rescinded and declared null and void. There are no other agreements, covenants, understandings, warranties or representations, express or implied, oral or written, with respect to Mueller's relationship with the Company that are not expressly set forth or expressly reserved herein.

    c.  No Oral Modification

    The Transition Documents may not be modified, altered or changed except by a written agreement signed by the parties hereto.

    d.  Definitions

         i. As used in the Transition Documents, Mueller's duties and covenants to "the Company" shall include Spartech Corporation and its affiliates, including, but not limited to Vita International Limited.

         ii. As used in the Transition Documents, the phrases "documents referenced therein" or "documents referenced herein" mean the Stock Option Agreements relating to the Current Options and the Deferred Compensation Agreement dated March 3, 2000, as specifically amended in accordance with the Transition Documents.

    e.  Severability

    If any provision of the Transition Documents is held to be invalid, the remaining provisions shall remain in full force and effect.

    f.  Separate Execution

    Separate copies of this document shall constitute original documents which may be signed separately but which together will constitute one single agreement. The Transition Documents will not be binding on any party, however, until signed by all parties or their representatives.

    g.  Consent to Jurisdiction

    Each party hereto hereby submits to the exclusive jurisdiction of each state court of Missouri located in St. Louis County, and to the federal courts located within the State of Missouri for the district which includes St. Louis County for the resolution of any and all disputes relating to the Transition Documents and the transactions contemplated hereby; and each party consents to venue in any of such courts and agrees not to raise any objection or defense that the same constitutes an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                               s/DAVID B. MUELLER



                               SPARTECH CORPORATION

                               By:  s/BRADLEY B. BUECHLER
                                  Chairman of the Board, President and Chief
                                  Executive Officer

                                                                       Exhibit A
                              Consulting Agreement

    This Consulting Agreement is made as of this 3rd day of August, 2000, by and between Spartech Corporation ("the Company") and David B. Mueller ("Mueller"). The parties agree as follows:

1.   Scope of Duties
     During the term of this Agreement, Mueller shall advise and consult with the Company regarding financial and operational matters as requested by the Chief Executive Officer.

2.   Duration of Agreement
     The term of this Agreement shall commence on November 1, 2000 and terminate on October 28, 2005. This Agreement may not be canceled by the Company.

3.   Compensation
     As compensation for Mueller's consulting services and the other covenants of Mueller in this Agreement:

     a. The Company shall pay Mueller a consulting fee of $545,000 per year for each year of the Agreement, payable as follows:

          i.   $1,825,000.00 on November 1, 2000; and

          ii. $15,000.00 each month during the term of the agreement, the first payment to be made on November 30, 2000 and the last payment to be made on October 28, 2005.

     b. To the extent that Mueller has out-of-pocket expenses in connection with performing any duties requested of him under this agreement, the Company agrees to reimburse same, provided Mueller follows the Company's policies and procedures for reimbursement which are in effect at the time such expenses are incurred.

4.   Insurance

         The Company will maintain and pay for Mueller's group health coverage during the term of this Consulting Agreement. The benefits, deductibles and other aspects of the coverage will be the same as those provided to the Company's executive officers located in Clayton, Missouri.

5.   Deferred Compensation

     a. For purposes of this section, the term "Rabbi Trust" refers to the trust which was created for the benefit of Mueller pursuant to the Deferred Compensation Agreement dated March 3, 2000.

     b. In December 2000, the Company will contribute 15% of Mueller's Compensation for 1999 to the Rabbi Trust in accordance with the Deferred Compensation Agreement dated March 3, 2000.

     c. In December 2001 and December 2002, the Company will contribute the sum of $65,000 each year to the Rabbi Trust.

     d. Except as provided in subparagraphs b. and c. above, the Company shall not be obligated to make any further contributions of any type to the Rabbi Trust. The contributions expressly provided herein are exclusive and supersede the contribution provisions of the Deferred Compensation Agreement dated March 3, 2000.

     e. The Deferred Compensation Agreement dated March 3, 2000 will be amended to conform to this Agreement and to reflect that Mueller's transition to a consultant shall not constitute a termination of employment for purposes of the Deferred Compensation Agreement so as to trigger payment of the amounts held in the Rabbi Trust. All amounts held in the Rabbi Trust shall be paid to Mueller on January 1, 2003.

6.   Covenant Not to Compete or Solicit

     a. Mueller covenants to and with the Company, that neither he, nor any corporation (other than the Company), partnership or business firm or entity either in which he may now or hereafter have a 5% or greater equity interest or with which he may be employed or otherwise affiliated, whether as an officer, director, employee, sales representative, consultant or otherwise, nor any person subject to the control or direction of Mueller or acting on his behalf, will, during the entire "Period of this Covenant," as hereafter defined, within the "Trade Area" hereafter specified, directly or indirectly:

          i. conduct, engage in, be connected with, have any interest in, or aid or assist, any person, firm or business entity, whether a corporation, partnership, proprietorship or otherwise, which engages in any segment of the plastics processing industry, including but not limited to sheet and rollstock extrusion, color and compounding, cast acrylics, injection molding, profile extrusion, blow molding and rotational molding, but excluding blown film, pipe extrusion and thermoforming; or

          ii. in any way, directly or indirectly, either for himself or for any other person, firm, or corporation, take any action or perform any services which are designed to or in fact do call upon, compete for, solicit, divert, or take away, or attempt to divert or take away, any of the customers, clients or employees of the Company with respect to business within the scope of the above non-competition covenant. This prohibition includes customers and clients existing at the present time, past customers solicited, sold to, or served by the Company during the three years prior to the date of this Agreement, and any new customers sold to or served by the Company during the term of the Consulting Agreement.

     b. The Period of this Covenant shall be coextensive with the term of this Agreement as set out in Section 2 above.

     c.   The Trade Area shall be North America.

7.   Covenant Not To Disclose Confidential Information

     a. Mueller agrees to protect and not disclose any Confidential Information of the Company about the operations, customers, creative techniques, and trade secrets used by the Company to any person, firm or corporation. This confidentiality agreement shall be in force for as long as any of the information shall remain Confidential Information of the Company.

     b. Mueller agrees that during the term of this Agreement he will not in any manner either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner, whatsoever, any Confidential Information of the Company concerning any matters affecting or relating to the business of the Company, including, without limiting the generality of the foregoing, any of the customers, the prices it obtains, or has obtained, from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Company, its manner of operation, its plans, processes, or other data.

     c. For purposes of the Agreement, the term Confidential Information shall not include information that (1) is or lawfully becomes generally known or available to the public other than as a result of a disclosure under this Agreement, (2) is otherwise available to Mueller on a nonconfidential basis; (3) becomes available to Mueller on a nonconfidential basis from a source other than the Company, provided that such source is not bound, to Mueller's reasonable knowledge, by a confidentiality agreement with, or other legally enforceable obligation of secrecy to or for the benefit of, the Company; or (4) Mueller is compelled to disclose by legal process or discloses as part of a claim or defense in any litigation between the parties hereto.

8. Remedies for Violation of Non-Compete, Non-Solicitation & Non-Disclosure Provisions

         Mueller acknowledges that irreparable harm would be sustained by the Company if Mueller breaches the covenants set forth in paragraphs 6 or 7 and Mueller therefore agrees that, in addition to damages or any other rights which the Company may have or to which it may be entitled under this Agreement or at law or in equity, the Company shall be entitled to apply to a court for, and obtain, injunctive relief against Mueller and against any third party in order to prevent any breach or threatened breach of such covenant, and to recover its attorney fees incurred in enforcing this Agreement.

9.   Miscellaneous Provisions

     a.   Choice of Law

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Missouri.

     b.   Entire Agreement

     The Transition Documents constitute the entire agreement between the parties with respect to Mueller's past, present and future relationship with the Company, superseding all prior written and oral agreements. All rights and obligations of the parties are contained in or are expressly reserved in the Transition Documents and all of the parties' prior rights and obligations to each other which are not expressly reserved herein, are extinguished, canceled, rescinded and declared null and void. There are no other agreements, covenants, understandings, warranties or representations, express or implied, oral or written, with respect to Mueller's relationship with the Company that are not expressly set forth or expressly reserved therein.

     c.   No Oral Modification

     This Agreement may not be modified, altered or changed except by a written agreement signed by the parties hereto.

     d.   Meaning of "the Company"

     As used in this Agreement, Mueller's duties and covenants to "the Company" shall include Spartech Corporation and its affiliates, including, but not limited to Vita International Limited.

     e.   Severability

     If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

     f.   Separate Execution

     Separate copies of this document shall constitute original documents which may be signed separately but which together will constitute one single agreement. This Agreement will not be binding on any party, however, until signed by all parties or their representatives.

     g.   Consent to Jurisdiction

     Each party hereto hereby submits to the exclusive jurisdiction of each state court of Missouri located in St. Louis County, and to the federal courts located within the State of Missouri for the district which includes St. Louis County for the resolution of any and all disputes relating to this Agreement and the transactions contemplated hereby; and each party consents to venue in any of such courts and agrees not to raise any objection or defense that the same constitutes an inconvenient forum.

10.  Independent Contractor

     Mueller is an independent contractor and not an employee of the Company.

    IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement as of the date first above written.


                              s/DAVID B. MUELLER


                              SPARTECH CORPORATION

                              By:  s/BRADLEY B. BUECHLER
                              Chairman of the Board, President and Chief
                              Executive Officer